Exhibit 10.76

December 5, 2023

Personal & Confidential
John Suydam
[Address on file]

Re: Amendment to 2017 Employment Letter

Dear John:

This letter (this “Amendment”) modifies certain components of your employment letter dated July 19, 2017 and amended as of December 20, 2019, as currently in effect (the “Employment Letter”), as described below. All changes are effective as of December 31, 2023. Capitalized terms used in this Amendment but not otherwise defined have the meanings ascribed to them in the Employment Letter.

You shall be employed by the Company as Senior Advisor and Partner, your Base Salary shall be $1,000,000, and you shall not be entitled to a Guaranteed Bonus. You remain eligible to participate in carry programs and the Company’s benefit programs.

Except as otherwise provided above, the Employment Letter remains in full force and effect in accordance with its terms.

Very truly yours,

Apollo Management Holdings, L.P.
By: Apollo Management Holdings GP, LLC, its general partner

By:
Matthew Breitfelder
Title: Vice President

Acknowledged and Agreed:
John Suydam

Apollo Global Management    9 West 57th Street, New York, NY 10019    |    212.515.3200    |    Apollo.com